UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 25, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610 , Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), reviewed the Company’s standard form of Indemnity Agreement for directors and executive officers and approved modifications to such standard form agreement to reflect current business practices. Each of the Company’s executive officers and directors is expected to enter into this updated form of indemnification agreement, which will supersede and replace any previously executed indemnification agreement. A copy of such form Indemnity Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On May 26, 2022, the Compensation Committee (the “Committee”) of the Board of the Company approved an increase to the annual base salary of Francis Jose, the Company’s Chief Executive Officer, from $345,000 to $379,500, an increase to the annual base salary of Aaron Akerman, the Company’s Chief Financial Officer, from CAD$310,000 to CAD$335,000, and an increase to the annual base salary of Eric Singer, the Company’s Executive Chairman, from $450,000 to $495,000, in each case, effective as of the beginning of the Company’s next regular payroll period.

The Committee approved a cash incentive program for 2022 (the “2022 Bonus Plan”) designed to align executive compensation with Company performance during the Company’s 2022 fiscal year. The payouts under the 2022 Bonus Plan will be made, if at all, only if the Company reaches a certain level of financial performance, which performance was deemed to be challenging, but reasonably attainable by the Committee. The Committee adopted the 2022 Bonus Plan to enable the Company to attract, retain, and reward individuals who contribute to the Company’s success and to further the Company’s pay-for-performance philosophy. Pursuant to the 2022 Bonus Plan, Mr. Jose may earn cash bonuses of up to 50% of his base salary, Mr. Akerman may earn cash bonuses of up to 40% of his base salary, Mr. Singer may earn cash bonuses of up to 100% of his base salary, and William Martin, the Company’s Chief Strategy Officer, may earn cash bonuses of up to 100% of his base salary.

The Committee also reviewed the Company’s standard form Retention and Ownership Change Event Agreement for executive officers and approved modifications to such standard form agreement to reflect current business practices. A copy of such standard form Change of Control and Severance Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference (a “Change of Control Agreement”).

Messrs. Singer and Martin are expected to each sign a Change of Control Agreement. Pursuant to each such Change of Control Agreement, each of Messrs. Singer and Martin will be entitled, in the event that his employment is Involuntarily Terminated (as defined in the Change of Control Agreement) either before or following a Change of Control (as defined in the Change of Control Agreement), to receive (i) a lump sum cash severance payment equal to 200% of his then effective base salary and target bonus; (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards. Upon a Change of Control, Messrs. Singer and Martin would be entitled to acceleration in full of any outstanding equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims. It is contemplated that Messrs. Jose and Ackerman will execute the updated form of Change of Control Agreement to supersede and replace their prior agreements, but the payments and other benefits will remain substantially the same as in their prior arrangements, and appropriate adjustments will be made to the form of Change of Control Agreement. A copy of the Retention and Ownership Change Event Agreement for Mr. Jose and for Mr. Ackerman is filed as Exhibit 10.33 and 10.29, respectively, to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022. Prior to the execution of the Change of Control Agreement by each executive officer, the Company intends to make certain changes applicable to one or more of the executive officers. The Company intends to file copies of the executed versions of the Change of Control Agreement with each executive officer with the Company’s next periodic report filed with the Securities and Exchange Commission.

Item 8.01 Other Events.

On May 26, 2022, the Company filed a complaint against Meta Platforms, Inc. (formerly known as Facebook, Inc.) in the United States District Court for the Western District of Texas. The complaint alleges that Meta’s augmented and virtual reality (“AR/VR”) systems, including the Meta Quest 2, infringe six Immersion patents that cover various uses of haptic effects in connection with such AR/VR systems. Immersion is seeking to enjoin Meta from further infringement and to recover a reasonable royalty for such infringement.

On May 27, 2022, the Company issued a press release announcing the filing of such complaint against Meta Platforms, Inc. (formerly known as Facebook, Inc.) in the United States District Court for the Western District of Texas. A copy of the press release is attached to this Current Report as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

a.Exhibits

Exhibit No.	Exhibit Title
10.1	Form of Indemnity Agreement to be entered into by and between the Company and each of its directors and officers.
10.2	The Company’s Form of Change of Control and Severance Agreement
99.1	Press Release dated May 27, 2022 (regarding filing of such complaint against Meta Platforms, Inc. (formerly known as Facebook, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	May 27, 2022	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	Chief Executive Officer and General Counsel